Exhibit (3ii)







              ___________________________________________________





                                     UNITED
                                  TECHNOLOGIES
                                  CORPORATION





                                     BYLAWS







                ___________________________________________________

                             Adopted April 1, 1993

                                     BYLAWS

                                       OF

                        UNITED TECHNOLOGIES CORPORATION

                                   SECTION 1

                             SHAREHOLDER'S MEETING


  SECTION  1.1 Annual Meetings.     Annual meetings of shareholders shall be
held on or prior to April 30 in each year for the purpose of electing directors and transacting such other proper business as may come before the meeting.

  SECTION  1.2 Special Meetings.     Special meetings of shareholders may be
called from time to time by the Board of Directors or by the chief executive officer of the Corporation. Special meetings shall be held solely for the purpose or purposes specified in the notice of meeting.

  SECTION  1.3 Time and Place of Meetings.     Subject to the provisions of
Section 1.1, each meeting of shareholders shall be held on such date, at such hour and at such place as fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

  SECTION  1.4 Notice of Meetings.     A written notice of each meeting of
shareholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each shareholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than ten nor more than sixty days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of shareholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than thirty days or unless, after the adjournment, a new record date is fixed for the adjourned meeting.

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  SECTION  1.5 Waiver of Notice.     Anything herein to the contrary
notwithstanding, notice of any meeting of shareholders need not be given to any shareholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

  SECTION  1.6 Quorum and Manner of Acting.     Subject to the provisions of
these bylaws, the certificate of incorporation and statute as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all shareholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

  SECTION  1.7 Voting.     Shareholders shall be entitled to cumulative voting
at all elections of directors to the extent provided in or pursuant to the certificate of incorporation. Shareholders may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraph or cable) by the shareholder himself or by his duly authorized attorney. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

  SECTION  1.8 Judges.     The votes at each meeting of shareholders shall be
supervised by not less than two judges who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The judges shall be appointed by the Board of Directors but if, for any reason, there are less than two judges present and acting at any meeting, the chairman of the meeting shall appoint an additional judge or judges so that there shall always be at least two judges to act at the meeting.

  SECTION  1.9 List of Shareholders.     A complete list of the shareholders
entitled to vote at each meeting of shareholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each shareholder, shall be prepared and made available for examination during regular business hours by any shareholder for any purpose germane to the meeting. The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten days prior to the meeting and during the whole time of the meeting.

  SECTION  1.10     Notice of Shareholder Business.     At an annual meeting of
the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 1.10. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring

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before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.10. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, a shareholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

  SECTION  1.11     Notice of Shareholder Nominees.     Only persons who are
nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders
(a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.11. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  SECTION  1.12 (a) Consents to Corporate Action.     Any action which is
required to be or may be taken at any annual or special meeting of shareholders of the Corporation, subject to the provisions of Subsections (b) and (c) of this
Section 1.12, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

  (b)   Determination of Record Date of Action by Written Consent.
The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the shareholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Securities Exchange Act of 1934, as amended, and the regulations thereunder and other applicable law, the Secretary shall as promptly

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as practicable, call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 213(a) (or its successor provision) of the Delaware General Corporation Law. Should the Board fail to fix a record date as provided for in this Subsection (b), then the record date shall be the day on which the first written consent is expressed.

  (c)   Procedures for Written Consent.   In the event of the delivery to the
Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders.


                                   SECTION 2

                               Board of Directors


  SECTION  2.1 Number and Term of Office.     The number of directors shall be
not less than 10 nor more than 19. The exact number, within those limits, shall be fixed from time to time by the Board of Directors. Each director shall hold office until a successor is elected and qualified or until his earlier death, resignation or removal.

  SECTION  2.2 Election.     The directors shall be elected annually by written
ballot and, at each election, the nominees receiving the greatest number of votes shall be the directors.

  SECTION  2.3 Organization Meetings.     As promptly as practicable after each
annual meeting of shareholders, an organization meeting of the Board of Directors shall be held for the purpose of organization and the transaction of other business.

  SECTION  2.4 Stated Meetings.     The Board of Directors may provide for
stated meetings of the Board.

  SECTION  2.5 Special Meetings.     Special meetings of the Board of Directors
may be called from time to time by any four directors, by the chief executive officer, or by the chief operating officer of the Corporation in concert with two directors.

  SECTION  2.6 Business of Meetings.     Except as otherwise expressly provided
in these bylaws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

  SECTION  2.7 Time and Place of Meetings.     Subject to the provisions of
Section 2.3, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice of waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

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  SECTION  2.8 Notice of Meetings.     No notice need be given of any
organization or stated meeting of the Board of Directors for which the date, hour and place have been fixed by the Board. Notice of the date, hour and place of all other organization and stated meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than four days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appear on the books of the Corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting.

  SECTION  2.9 Waiver of Notice.     Anything herein to the contrary
notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

  SECTION  2.10     Attendance by Telephone.     Directors may participate in
meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

  SECTION  2.11     Quorum and Manner of Acting.     One-third of the total
number of directors at the time provided for pursuant to Section 2.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these bylaws, in the certificate of incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

  SECTION  2.12     Action Without a Meeting.     Any action which could be
taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of the Board.

  SECTION  2.13     Compensation of Directors.     Each director of the
Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, may receive compensation for serving as a director and for serving as a member of any Committee of the Board, and may also receive fees for attendance at any meetings of the Board or any Committee of the Board, and the Board may from time to time fix the amount and method of payment of such compensation and fees; provided, that no director of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose. The Board may also, by vote of a majority of disinterested directors, provide for and pay fair compensation to directors rendering services to the Corporation not ordinarily rendered by directors as such.

  SECTION  2.14     Resignation of Directors.     Any director may resign at any
time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in

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the notice, acceptance of the resignation shall not be necessary to make it effective.

  SECTION  2.15     Removal of Directors.     Any director may be removed,
either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of the shareholders called for the purpose, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting or at any subsequent meeting; provided, that no director elected by a class vote of less than all the outstanding shares of the Corporation may, so long as the right to such a class vote continues in effect, be removed pursuant to this section except for cause and by the affirmative vote of the holders of record of a majority of the outstanding shares of such class at a meeting called for the purpose, and the vacancy in the Board caused by the removal of any such director may, so long as the right to such class vote continues in effect, be filled by the holders of the outstanding shares of such class at such meeting or at any subsequent meeting; provided, further, that if less than all the directors then in office are to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the whole Board of Directors or, in the case of directors elected by a class vote the right to which is still then in effect, if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

  SECTION  2.16     Filling of Vacancies Not Caused by Removal.     Vacancies
and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, that if the vacancy to be filled would, at an election of the whole Board of Directors, be filled by a class vote of less than all of the outstanding shares of the Corporation, and if any of the directors remaining in office were elected by the same class, such majority vote of the directors shall be effective only if it is concurred in by a majority of the remaining directors elected by such class, or by a sole remaining director elected by such class. If for any reason there shall be no directors in office, any officer or any shareholder or any executor, administrator, trustee or guardian of a shareholder, or other fiduciary with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of these bylaws for the purpose of electing directors.


                                   SECTION 3

                      Committees of the Board of Directors


  SECTION  3.1 Executive Committee.     By resolution adopted by an affirmative
vote of the majority of the whole Board of Directors, the Board may appoint an Executive Committee consisting of the directors who occupy the offices of the chief executive and operating officers of the Corporation, ex officio, and two or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have all the power and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by Section 3.3. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

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  SECTION  3.2 Other Committees.     By resolution adopted by an affirmative
vote of the majority of the whole Board of Directors, the Board may from time to time appoint such other Committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the Committee, and may delegate to each such Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 3.3. Each such Committee shall keep a record of its acts and proceedings.

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  SECTION  3.3 Powers Reserved to the Board.     No Committee of the Board shall
take any action to amend the certificate of incorporation or these bylaws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the shareholders a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation; nor shall any Committee of the Board take any action which is required in these bylaws, in the certificate of incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.

  SECTION  3.4 Election of Committee Members;   Vacancies.     So far as
practicable, members of the Committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organization meeting of the Board and until their respective successors are appointed. In the absence or disqualification of any member of a Committee of the Board, the member or members (including alternates) present at any meeting of the Committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member. Vacancies in Committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the whole Board of Directors.

  SECTION  3.5 Meetings.     Each Committee of the Board may provide for stated
meetings of such Committee. Special meetings of each Committee may be called by any two members of the Committee (or, if there is only one member, by that member in concert with the chief executive officer) or by the chief executive and chief operating officers of the Corporation. The provisions of Section 2 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each Committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed respectively to be references to the members of the Committee and to the Committee.

  SECTION  3.6 Quorum and Manner of Acting.     A majority of the members of any
Committee of the Board shall constitute a quorum for the transaction of business at meetings of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.
A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.


                                   SECTION 4

                                    Officers


  SECTION  4.1 Election and Appointment.     The elected officers of the
Corporation shall consist of a Chairman, a President, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board of Directors. The Board shall designate from among such elected officers a chief executive officer, a chief operating officer, a chief financial officer and a chief accounting officer of the Corporation, and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same

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person, except no person may at the same time be both the chief executive and the chief financial officer.

  SECTION  4.2 Duties of Chief Executive Officer.     The chief executive
officer of the Corporation shall preside at all meetings of shareholders and at all meetings of the Board of Directors, the Executive Committee and, except to the extent otherwise provided in these bylaws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief operating officer or by such other officer as shall be designated either by the chief executive officer in writing or (failing such designation) by the Executive Committee or Board of Directors

  SECTION  4.3 Duties of Other Officers.     The other officers of the
Corporation shall have such powers and duties not inconsistent with these bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the shareholders and the Board of Directors in a book to be kept for that purpose.

  SECTION  4.4 Term of Office and Vacancy.     So far as practicable, the
elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board or of the officer or officers authorized by the Board to make such appointments. Any officer may resign by written notice to the Corporation.

  SECTION  4.5 Removal of Elected Officers.     Elected officers may be removed
at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors at a meeting called for that purpose.

  SECTION  4.6 Compensation of Elected Officers.     The compensation of all
elected officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, that no elected officer of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose.



                                   SECTION 5

                         Shares and Transfer of Shares


  SECTION  5.1 Certificates.     Every shareholder shall be entitled to a
certificate signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the class and number of shares owned by him in the Corporation; provided, that, where such certificate is countersigned by a Transfer Agent or a Registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether

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because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as if he or they were such officer or officers at the date of issue.

  SECTION  5.2 Transfer Agents and Registrars.     The Board of Directors may,
in its discretion, appoint one or more responsible banks or trust companies in the City of New York and in such other city or cities (if any) as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

  SECTION  5.3 Transfers of Shares.     Shares of the Corporation may be
transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

  SECTION  5.4 Lost Certificates.     In case any certificate for shares of the
Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any Transfer Agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided, that in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

  SECTION  5.5 Record Dates.     In order that the Corporation may determine the
shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than sixty nor less than ten days before the date of any meeting of shareholders, and not more than sixty days prior to any other action. In such case, those shareholders, and only those shareholders, who are shareholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of shareholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.


                                   SECTION 6

                                 Miscellaneous

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  SECTION  6.1 Fiscal Year.     The fiscal year of the Corporation shall be the
calendar year.

  SECTION  6.2 Surety Bonds.     The chief financial officer, the Controller,
the Treasurer, each Assistant Treasurer, and such other officers and agents of the Corporation as the Board of Directors may from time to time direct shall be bonded at the expense of the Corporation for the faithful performance of their duties in such amounts and by such surety companies as the Board may from time to time determine.

  SECTION  6.3 Signature of Negotiable Instruments.     All bills, notes, checks
or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

  SECTION  6.4 General Auditor.     At each annual meeting, the shareholders
shall appoint an independent public accountant or firm of independent public accountants to act as the General Auditor of the Corporation until the next annual meeting. Among other duties, it shall be the duty of the General Auditor so appointed to make periodic audits of the books and accounts of the Corporation. As soon as reasonably practicable after the close of the fiscal year, the shareholders shall be furnished with consolidated financial statements of the Corporation and its consolidated subsidiaries, as at the end of such fiscal year, duly certified by such General Auditor, subject to such notes or comments as the General Auditor shall deem necessary or desirable for the information of the shareholders. In case the shareholders shall at any time fail to appoint a General Auditor or in case the General Auditor appointed by the shareholders shall decline to act or shall resign or otherwise become incapable of acting, the Board of Directors shall appoint a General Auditor to discharge the duties herein provided for. Any General Auditor appointed pursuant to any of the provisions hereof shall be directly responsible to the shareholders, and the fees and expenses of any such General Auditor shall be paid by the Corporation.

  SECTION  6.5 Indemnification of Officers, Directors, Employees, Agents and
Fiduciaries;  Insurance.     (a)  The Corporation may indemnify, in accordance
with and to the full extend permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section 6.5 or as such laws may be amended from time to time, and shall so indemnify to the full extent permitted by such laws, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, agent, or fiduciary of the Corporation or any constituent Corporation absorbed in a consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

  (b) By action of the Board of Directors notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section.

                                   SECTION 7

                               Bylaws Amendments


  SECTION  7.1 By the Shareholders.     These bylaws may be amended by the
shareholders at a meeting called for the purpose in any manner not inconsistent with any provision of law or of the certificate of incorporation.

  SECTION  7.2 By the Directors.     These bylaws may be amended by the
affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the certificate of incorporation; provided, that the Board may not amend this Section, or the bonus proviso of
Section 2.13 (Compensation of Directors), or Section 2.15 (Removal of Directors), Section 4.5 (Removal of Elected Officers) or Section 4.6 (Compensation of Elected Officers).






STATE OF CONNECTICUT,
County of Hartford

  The Undersigned, _____________________________, Secretary of UNITED TECHNOLOGIES CORPORATION, a corporation of the State of Delaware, HEREBY CERTIFIES that the foregoing is a complete copy of the Bylaws of the said Corporation, as at present in force.

  IN WITNESS WHEREOF, the undersigned has hereto set his hand and affixed the seal of the said Corporation, this _______________day of__________________________, 19____.









                              SECRETARY